Exhibit 10.25

Bunge Limited

2007 Non-Employee Directors Equity Incentive Plan

2009 Restricted Stock Unit Award Agreement

AGREEMENT made as of the         day of May, 2009 (the “Grant Date”), between Bunge Limited, a company incorporated under the laws of Bermuda (“Bunge”), and «Name» (the “Director”).  This Agreement is subject to the provisions of the Bunge Limited 2007 Non-Employee Directors Equity Incentive Plan (the “Plan”), a copy of which is furnished to the Director with this Agreement.  Capitalized terms appearing herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.             Number of Restricted Stock Units Granted.

Bunge hereby grants the Director, subject to the terms and conditions set forth in this Agreement and in the Plan, an award of          Restricted Stock Units (the “Units”), representing the right to receive Shares of Bunge Common Stock.  The Units shall be subject to the terms and conditions set forth in the Plan and this Agreement, including, without, limitation, the restrictions on transfer set forth in Section 5 of this Agreement.

2.             Vesting.

(a)           Vesting Schedule.  Subject to earlier forfeiture or acceleration of vesting as set forth in the Plan and this Agreement, the Units shall fully vest and become non-forfeitable (becoming “Vested Units”) on the third anniversary of the Grant Date.

(b)           Change in Control.  Unless otherwise determined by the Committee in its discretion, the Units shall become Vested Units (to the extent not already vested) immediately prior to the consummation of a Change in Control transaction.

3.             Termination of Service.

Unless otherwise determined by the Committee in its discretion, in the event that the Director’s service on the Board terminates by reason of Retirement, death or Permanent Disability or by reason of failure by the shareholders of Bunge to reelect the Director after he or she was nominated for re-election to the Board, the Units shall become Vested Units (to the extent not already vested) immediately upon such termination.  Unless otherwise determined by the Committee in its discretion, if the Director’s service on the Board terminates for any other reason, any Unit that is not vested at the time of such termination shall be forfeited and cancelled without any payment.

4.             Dividend Equivalent Rights.

The Director shall receive Dividend Equivalents on his or her Units if Bunge pays a regular cash dividend with respect to the Common Stock with a record date occurring prior to the settlement of such Units.  Dividend Equivalents shall be deemed to be invested in Shares of Common Stock.  The Director’s account under the Plan will be credited with additional Units on the date that Bunge pays such regular cash dividend.  Any such additional Units shall be considered Units under this Agreement and shall also be credited with additional Units as regular cash dividends, if any, are declared, and shall be subject to the same terms and conditions as the Units with respect to which they were credited.  Any fractional Dividend Equivalents shall be cancelled with no consideration and only a whole number of additional Units shall be credited to the Director’s account.  Payment of Dividend Equivalents that have been credited to the Director’s account will not be made with respect to any Units that are forfeited or cancelled under the terms of the Plan or this Agreement.

5.             Shareholder Rights; Restrictions on Transfer.

The Director shall not have any rights as a shareholder with respect to the Shares underlying any Unit until such Shares have been issued and delivered to the Director in such manner as Bunge, in its discretion, shall deem appropriate.  The Director shall not, whether voluntarily or involuntarily, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, (collectively “transfer”) any Units, or any interest therein, except as provided in the Plan.  Any transfer of the Units made, or any attachment, execution, garnishment, or lien issued against or placed upon Units, other than as so permitted, shall be void.

6.             Settlement of Restricted Stock Units

(a)           Settlement Date.  Subject to Section 6(b), the Vested Units shall be settled in Shares as soon as practicable, but in no event later than ninety days, after the Units vest.

(b)           Specified Employees.  Notwithstanding any provision of this Agreement to the contrary, if, to the extent that the Units constitute a “deferral of compensation” for purposes of Section 409A, and Bunge determines the Director is a “specified employee” (within the meaning of the Committee’s established methodology for determining “specified employees” for purposes of Section 409A) no payment or distribution of any amounts with respect to the Units may be made before the earlier of (i) the date which is the first business day following the six month anniversary of the Director’s separation from service for any reason other than death or (ii) the date of the Director’s death.  The provisions of this Section 6(b) shall only apply if required to comply with Section 409A.

7.             Miscellaneous.

(a)           No Rights to Re-election.  This award does not (i) confer upon the Director any right to continue as a director of Bunge, (ii) affect the right of the shareholders of Bunge to remove or decline or re-elect the Director to the Board (for any reason or no reason), (iii) affect any rights of the Board, or (iv) entitle the Director to any benefits other than those granted under the Plan and this Agreement.

(b)           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)           Waiver.  Any provision for the benefit of Bunge contained in this Agreement may be waived, either generally or in any particular instance, by the Committee.

(d)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Bunge and the Director and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.

(e)           Notice.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand, telecopy or facsimile transmission or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Director, to the attention of the Director at the mailing address that the Director shall have specified to Bunge and, if to Bunge, to its principal offices which are currently located at 50 Main Street, 6th Floor, White Plains, New York 10606, attention: Chief Personnel Officer.  All such notices shall be conclusively deemed to be received and shall be effective, (i) if delivered by hand, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

(f)            Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(g)           Access to Plan/Incorporation by Reference.  The Director hereby acknowledges that he or she has access to a copy of the Plan as presently in effect.  The text and all of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference, and this Agreement is subject to such terms and provisions in all respects.  In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.

(h)           Unfunded Plan.  The Plan is unfunded.  Prior to the exercise of any Awards, nothing contained in the Plan or this Agreement shall give the Director any rights that are greater than those of a general creditor of Bunge.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock with respect to the Units.

(i)            Amendment.  The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, to amend the provisions for determining the amount of Awards to be issued to the Director; provided, however, that any amendment which under the requirements of applicable law or stock exchange rule must be approved by the shareholders of Bunge shall not be effective unless and until such shareholder approval has been obtained in compliance with such law or rule.  Further, no termination or amendment of the Plan or this Agreement that would adversely affect the Director’s rights under the Plan with respect to any Award made prior to such action shall be effective as to the Director unless he consents thereto.

(j)            Governing Law.  The Plan and this Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

(k)           Compliance with Section 409A of the Code.  Notwithstanding any provision in this Agreement or in the Plan to the contrary, if any provision of this Agreement or the Plan contravenes any regulations or guidance promulgated under Section 409A or would cause any person to be subject to additional taxes, interest and/or penalties under Section 409A, such provision of this Agreement or the Plan may be modified by the Committee without notice and consent of the Director in any manner the Committee deems reasonable or necessary.  In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A.

The Director indicates acceptance of the Restricted Stock Unit Award, subject to the terms and conditions set forth in the Plan and this Agreement, by signing this Agreement and returning it to the undersigned representative of Bunge no later than          , 2009.  If a signed copy of this Grant Notice is not received by such date, this Award shall be void and of no force and effect.

BUNGE LIMITED		DIRECTOR

By:		By:
Name:	Vicente Teixeira		«Name»
Title:	Chief Personnel Officer

The Director has reviewed with the Director’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  The Director is relying solely on such advisors and not on any statements or representations of Bunge or any of its agents.  The Director understands that the Director (and not Bunge) shall be responsible for the Director’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.